UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013 (May 19, 2013)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2013, Chesapeake Energy Corporation (the “Company”) and Robert Douglas (“Doug”) Lawler entered into an employment agreement, dated as of May 20, 2013 (the “Employment Agreement”), pursuant to which Mr. Lawler will join the Company as President and Chief Executive Officer and a member of the Board of Directors on the Effective Date (as defined below).  Mr. Lawler, age 46, was previously employed for 25 years by Anadarko Petroleum Corporation (NYSE:APC) and Kerr-McGee Corporation, where he served in multiple engineering and leadership positions within a diverse geographic portfolio including U.S. onshore, deepwater Gulf of Mexico and international assets.  His positions at Anadarko included Senior Vice President, International and Deepwater Operations and member of Anadarko’s Executive Committee from July 2012 to May 2013; Vice President, International Operations from December 2011 to July 2012; Vice President, Operations for the Southern and Appalachia Region from March 2009 to July 2012; and Vice President, Corporate Planning from August 2008 to March 2009.  He also held a variety of positions with increasing responsibility within operations, business planning and analysis departments following Anadarko’s acquisition of Kerr-McGee in August 2006. Mr. Lawler began his career in 1988 with Kerr-McGee.

The initial term of the Employment Agreement will commence on the date on which Mr. Lawler begins active employment with the Company, which is expected to be on June 17, 2013 (the “Effective Date”), and end on the third anniversary of the Effective Date, with automatic renewals for successive one-year terms unless either party gives notice of nonrenewal.  The Employment Agreement provides, subject to certain limitations set forth therein, for Mr. Lawler to receive a base salary, cash bonus, equity compensation, signing bonus and certain other benefits, which are summarized below.  The summary is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1, which is incorporated by reference.  Capitalized terms used but not defined in this report shall have the meanings given to them in the Employment Agreement.

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Base Salary.  Mr. Lawler will receive an initial annual base salary of $1,250,000 (“Base Salary”).  The Base Salary will be reviewed annually by, and may be increased at the discretion of, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”).

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Bonus.  Mr. Lawler will be eligible for an annual cash bonus on the same basis as other executive officers under the Company’s then current annual incentive plan.  Mr. Lawler’s annual bonus opportunity payable at achievement of target and maximum levels will be 150% and 300%, respectively, of Base Salary.  The performance metrics, weighting and thresholds applicable to Mr. Lawler’s 2013 bonus opportunity will be those disclosed in the Company’s proxy statement for the 2013 annual meeting of shareholders filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2013.  Such bonus amount for 2013 will be prorated based on his period of employment in 2013, but will be at least $800,000.

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Annual Equity Compensation.  Mr. Lawler will be eligible for annual grants of equity-based incentive awards under the Company’s equity compensation plans (generally referred to as “Equity Compensation Plans”).  For 2013, Mr. Lawler will receive equity compensation with an aggregate grant date fair value of $10,500,000, consisting of 50% stock options and 50% performance share units, each vesting in equal installments over three years and consistent with the terms and conditions of equity compensation granted to other members of senior management.

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Signing Bonus; Additional Equity Grants.  In recognition of unvested equity awards of Mr. Lawler’s prior employer which Mr. Lawler forfeited upon his accepting employment with the Company, Mr. Lawler will receive on or promptly following the Effective Date (i) a cash signing bonus of $2,000,000 which will be repayable to the Company if Mr. Lawler’s employment is terminated for Cause or he resigns without Good Reason prior to March 31, 2014; and (ii) restricted stock with an aggregate grant date fair value of $2,500,000 and vesting in equal installments on the second, third and fourth anniversaries of the grant date (“Equity Makeup Restricted Stock”).  In recognition of forfeited pension benefits, the Company will grant Mr. Lawler (i) on or promptly following the Effective Date, restricted stock with an aggregate grant date fair value of $5,000,000 and vesting in equal installments on the third, fourth and fifth anniversaries of the Effective Date (the “First Pension Makeup Restricted Stock”); and (ii) if Mr. Lawler remains continuously employed with the Company through the fifth anniversary of the Effective Date, an additional award of restricted stock with an aggregate grant date fair value of $5,000,000 and terms and conditions that are consistent with the First Pension Makeup Restricted Stock (the “Second Pension Makeup Restricted Stock” and, with the First Pension Makeup Restricted Stock, the “Pension Makeup Restricted Stock”).  In addition, if the Company provides Mr. Lawler with a notice of non-renewal under certain termination circumstances, any unvested shares of Pension Makeup Restricted Stock will become immediately vested.

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Benefits.  The Company will provide Mr. Lawler such retirement, relocation and other benefits as are customarily provided to similarly situated executives of the Company, including paid time off, coverage under the Company’s medical, life, disability and other insurance plans, and reimbursement for all reasonable business expenses in accordance with the Company’s expense reimbursement policy.

•	Termination.

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Termination without Cause or for Good Reason Outside of a Change of Control Period.  If Mr. Lawler is terminated without Cause or terminates employment for Good Reason outside of a Change of Control Period, he will receive (i) a lump sum payment equal to 175% of Base Salary and Annual Bonus; (ii) pro rata vesting of all unvested long-term incentive compensation awarded other than Equity Makeup Restricted Stock and Pension Makeup Restricted Stock (provided performance share units will only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement); (iii) immediate vesting of all unvested shares of Equity Makeup Restricted Stock; (iv) immediate vesting of a number of shares of Pension Makeup Restricted Stock determined in accordance with the formula set forth in the Employment Agreement; (v) immediate vesting of any unvested Supplemental Matching Contributions to the Chesapeake Energy Corporation Amended and Restated Deferred Compensation Plan (the “401(k) Make-Up Plan”); and (vi) payment of accrued but unused paid time off.

o
Termination without Cause or for Good Reason During a Change of Control Period.  If Mr. Lawler is terminated without Cause or terminates employment for Good Reason during a Change of Control Period, he will receive (i) a lump sum payment equal to 275% of Base Salary and Annual Bonus; (ii) immediate vesting of all unvested awards granted under the Equity Compensation Plans, including any unvested shares of Equity Makeup Restricted Stock and Pension Makeup Restricted Stock (provided performance share units will only be payable subject to the attainment of the performance measures for the applicable performance period); (iii) if such termination occurs following the fourth anniversary of the Effective Date and prior to the fifth anniversary of the Effective Date, a cash payment of $5,000,000 in respect of the Second Pension Makeup Restricted Stock; (iv) immediate vesting of any unvested Supplemental Matching Contributions to the 401(k) Make-Up Plan; and (v) payment of accrued but unused paid time off.

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Retirement.  If  Mr. Lawler is 55 years or older and his employment is terminated, he will be eligible for (i) continued post-retirement vesting of any awards granted him under the Equity Compensation Plans (other than the Equity Makeup Restricted Stock and the Pension Makeup Restricted Stock) which remain unvested at the time of termination (provided performance share units will only be payable subject to the attainment of the performance measures for the applicable performance period); and (ii)  accelerated vesting of the unvested Supplemental Matching Contributions to the 401(k) Make-Up Plan.  The vesting under clauses (i) and (ii) will be in accordance with the retirement matrix attached to the Employment Agreement.

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Death or Disability.  If Mr. Lawler’s employment is terminated due to death or Disability, Mr. Lawler, or Mr. Lawler’s estate, will receive (i) immediate vesting of all unvested awards granted to Mr. Lawler under the Equity Compensation Plans, including the Equity Makeup Restricted Stock and the Pension Makeup Restricted Stock (provided performance share units will only be payable subject to the attainment of the performance measures for the applicable performance period); (ii) immediate vesting of any Supplemental Matching Contributions to the 401(k) Make-Up Plan; and (iii) payment of accrued but unused paid time off.

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Non-Competition and Non-Solicitation. For a period of one year following Mr. Lawler’s separation from the Company, he may not compete with the Company nor solicit any of the Company’s clients, customers, suppliers or employees.  In the event of a termination during a Change of Control, the non-compete provisions will be extended to two years.

•	Clawbacks. Mr. Lawler’s incentive compensation will be subject to the Company’s clawback policies applicable to all executive officers of the Company in effect from time to time and applicable law.

The Company will also enter into a standard indemnity agreement with Mr. Lawler, a form of which was filed with the SEC on June 27, 2012 as Exhibit 10.3 to the Company’s Current Report on Form 8-K. Pursuant to this agreement, subject to the exceptions and limitations provided therein, the Company will indemnify Mr. Lawler for obligations he may incur in his capacity as a director or officer, as authorized by the Company’s restated certificate of incorporation.

The Company is aware of no arrangement or understanding between Mr. Lawler and any other person pursuant to which he was appointed as a director or officer.  Mr. Lawler does not have a direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.  He will not serve on any committees of the Board of Directors, and he will not receive any compensation as a director.

Upon the commencement of Mr. Lawler’s employment, Steven C. Dixon will cease to serve as Acting Chief Executive Officer, but will continue as Executive Vice President of Operations and Geosciences and Chief Operating Officer.  The Compensation Committee determined that the increase in Mr. Dixon’s base salary and annual incentive plan target opportunity implemented effective April 1, 2013 in connection with his service as Acting Chief Executive Officer, as reported in the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2013, will continue for the remainder of 2013.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On May 20, 2013, the Company issued a press release announcing it will make a cash donation of $1 million to the American Red Cross to be used in the rescue and recovery efforts to aid the victims of the devastating tornadoes that hit Moore, Oklahoma.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On May 22, 2013, Douglas J. Jacobson, Executive Vice President – Acquisitions and Divestitures, entered into a sales trading plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934. The plan expires on May 22, 2014, and has been approved by the Company in accordance with its Insider Trading Policy. The plan is part of Mr. Jacobson’s long-term strategy to diversify assets. Other Company executives may enter into Rule 10b5-1 trading plans in the future from time to time, and some Company executives have previously entered into such trading plans.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:                      May 23, 2013

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Employment Agreement dated as of May 20, 2013 between Robert D. Lawler and Chesapeake Energy Corporation

99.1	Chesapeake Energy Corporation press release dated May 20, 2013